UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 8, 2008

KIDVILLE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-130110	76-0763470
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

163 E. 84th Street New York, NY (Address of Principal Executive Offices)	10028 (Zip Code)

Registrant’s telephone number, including area code:  (212) 772-8435

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 8, 2008 Mr. Giuseppe (Joe) Soccodato, CPA, was appointed Chief Financial Officer of the Company.

Pursuant to his employment, Mr. Soccodato will be entitled to receive an annual base salary of $260,000 and has been granted 100,000 restricted shares of the Company’s common stock which will vest over a five year period subject to Mr. Soccodato’s continued employment with the Company.  Mr. Soccodato is an at will employee.

Mr. Soccodato, age 38, served as Chief Financial Officer of SandB Industries Inc., a discount retailer and major licensor of sports and entertainment properties, from 2004 to 2008. Mr. Soccodato served as Controller/Chief Accounting Officer of Newtek Capital, Inc., a publicly traded venture capital company from 2000 to 2004.

In connection with the foregoing, Andrew Lesser (the Company’s controller) ceased to act as the Company’s interim principal financial officer immediately prior to Mr. Soccodato’s appointment.  Mr. Lesser continues in his role as the Company’s controller.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kidville, Inc.
Date	September 8, 2008
/s/ Andy Stenzler
Andy Stenzler, Chairman and Chief Executive Officer